Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF OCTOBER 10, 2003

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of [Date, 200_] (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
FIDELITY INSTITUTIONAL CASH PORTFOLIOS	U.S. TREASURY PORTFOLIO II
FIDELITY HEREFORD STREET TRUST	SPARTAN MONEY MARKET FUND
FIDELITY SELECT PORTFOLIOS	MONEY MARKET PORTFOLIO
FIDELITY UNION STREET TRUST II	FIDELITY DAILY INCOME TRUST
SPARTAN WORLD MONEY MARKET FUND
FIDELITY PHILLIPS STREET TRUST	FIDELITY CASH RESERVES

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.	FOREIGN SUBCUSTODIANS:
COUNTRY	FOREIGN SUBCUSTODIAN	ELIGIBLE SECURITIES DEPOSITORIES
Argentina	Citibank, N.A.	Caja de Valores, S.A.
Central de Registracion y
Liquidacion de Instrumentos de
Endendamiento Publico (CRYL)

Australia	National Australia Bank, Melbourne	Austraclear Limited
The Clearing House Electronic Sub-register system

Austria	Bank Austria AG	Osterreichische Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank Middle East	Central Depository System

Bangladesh	Hongkong & Shangai Banking Corp.	None

Belgium	Banque Bruxelles Lambert,	Caisse Interprofessionnelle de Depot
	Brussels	et de Virement de Titres (CIK);
Banque Nationale de Belgique
Benin	Societe Generale de Banques Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)´

Bermuda	Bank of Bermuda Ltd. (BBL)	Bermuda Securities Depository

Bolivia	Citibank, N.A.	None

Botswana	Barclays Bank of Botswana Ltd.	None

Brazil	BankBoston, N.A.,	Companhia Brasileira de Liquidaco e Custodia (CBLC)
	Sao Paulo	Central de Custodian e Liquidacao Financeira de Titulos (CETIP)
Sistema Especial de Liquidacao e Custodia (SELIC)

Bulgaria	ING Bank Sofia	The Central Depository AD (and)
Bulgarian National Bank
Burkina Faso	Societe Generle de Banques Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)

Canada	Royal Bank of Canada	Canadian Depository for Securities,
Ltd. (CDS)

Chile	BankBoston, N.A., Santiago	Deposito Central de Valores, S.A. (DCV)

China- Shanghai	Hongkong & Shangai Banking Corp., Shanghai	The China Securities Depository and Clearing Corp. (CSDCC), Shanghai Branch

China- Shenzhen	Hongkong & Shangai Banking Corp., Shenzhen	The China Securities Depository and Clearing Corp. (CSDCC), Shenzhen Branch
Co. (SSCC)

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores (DCV);
	Bogota	Deposito Centralizado de Valores
(DECEVAL)
Costa Rica	Banco BCT	CEVAL

Croatia	Privredna Banka Zagreb D.D.	Sredisnja Dejpozitama Agencija (SDA)
Zavod Za Platni Promet (payment agency)

Cyprus	Bank of Cyprus	The Central Depository and Central Registry (CDCR)

Czech Republic	Ceskoslovenska Obchodnibanka,	Czech National Bank
Central Securities Depository (SCP)

Denmark	Danske Bank, Copenhagen	Vaerdipapircentralen-VP Center

Ecuador	Citibank, N.A., Quito	Deposito Centralizado de Compensacion Y Liquidacion de Valores (DECEVALE) S.A.

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement &
Depository (MCSD)

Estonia	Hansabank	Estonia Central Securities Depository (ECSDL)

Euro Markets	Clearstream Banking, Luxembourg	Clearstream Banking, Luxembourg
	Euroclear Bank	Euroclear Bank

Finland	Nordea Bank Finland plc	Arvopaperikeskus (APK)

France	Credit Agricole Indosuez	Euroclear France
BNP Paribas Securities

Germany	Dresdner Bank AG, Frankfurt	Clearstream Banking AG, Frankfurt (CBF)

Ghana	Barclays Bank of Ghana Limited	None

Greece	BNP Paribas Securities Services	Kentriko Apothetirio Axion (KAA) (Central
Securities Depository)
Bank of Greece

Guinea Bissau	Societe Generale de Banques en Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)

Hong Kong	The Hongkong & Shanghai Banking	Hong Kong Securities Celaring Company Limited (Hong Kong Clearing)
The Central Money Markets Unit
(CMU)

Hungary	HVB Bank Hungary Rt.	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

Iceland	Landsbanki Islands	Verdbrefaskraning Islands hf.

India	Hongkong & Shanghai Banking Corp. Ltd.,	National Securities Depository Ltd. (NSDL)
	Mumbai	Central Depository Services Ltd. (CDSL)
	Deutsche Bank AG, Mumbai	Reserve Bank of India

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,J	Indonesian Central Securities Depository (KSEI)
	Jakarta	Bank Indonesia

Ireland	Allied Irish Banks, plc., Dublin	CREST
Euroclear Bank

Israel	Bank Leumi Le-Israel, B.M., Tel Aviv	The Stock Exchange Clearing House Ltd. (SECH)

Italy	Banca Intesa	Monte Titoli S.p.A.;

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Jamaica	FirstCarribean International Securities Limited, Kignston	Jamaica Central Securities Depository Ltd. (JSCD)

Japan	Mizuho Corporate Bank	Japan Securities Depository Center
	Bank of Tokyo, Mitsubishi	(JASDEC);
Bank of Japan

Jordan	HSBC Bank Middle East	Securities Depository Center (SDC)

Kazakhstan	HSBC Bank Kazakhstan	Central Depository of Securities (CJSC)

Kenya	Barclays Bank of Kenya Ltd.	The Central Bank of Kenya

Latvia	Hansabanka Limited	Latvian Central Depository (LCD)

Lebanon	HSBC Bank Middle East	Midclear
Bank of Lebanon

Lithuania	Vilniaus Bankas, Vilnius	Central Securities Depository of Lithuania

Luxembourg	Banque et Caisse d'Epargne de l'Etat Luxembourg,	Clearstream International

Malaysia	Hongkong Bank Malaysia Berhad,	Malaysian Central Depository Sdn.
	Kuala Lumpur	Bhd. (MCD)
Bank Negara (BNM)

Mali	SocieteGenerale de Banques en Cote	Depositaire Central/Banque de Reglement
	d'Ivoire	(DCBR)

Malta	HSBC Bank Malta	Central Securities Depository
Central Bank of Malta

Mauritius	HongKong & Shanghai Banking Corp., Ltd.	The Central Depository & Sett;e,emt Co. Ltd. (CDS)
	Port Louis	Bank of Mauritius

Mexico	Banco Nacional de Mexico S.A., Mexico, D.F.	Institutional Deposito de Valores, S. A. Ltd. (Indeval)
Valores- S.D. INDEVAL, S.A. de

Morocco	Banque Commerciale du Maroc, Casablanca	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Nasdaq Europe	ING Belgium, SA/NV	None

Netherlands	Fortis Bank (Nederland) N.V.	Euroclear Netherlands

New Zealand	National Australia Bank	New Zealand Securities Depository
Limited (NZCDS)

Niger	SocieteGenerale de Banques en Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)

Nigeria	Stanbic Bank Nigeria Ltd.	Central Secs. Clearing System Ltd. (CSCS)

Norway	Den Norske Bank	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East	Muscat Depository and Transfer Co. (MDTC)

Pakistan	Standard Chartered Bank, Karachi	State Bank of Pakistan

Palestinian Autonomous Area	HSBC Bank Middle East	The Clearing, Dejpository and Settlement Department (CDS), a department of the Palestine Securities Exchange

Panama	Bank Boston, N.A.	Central Latinoamericana de Valores S.A. (LATINCLEAR)

Peru	Citibank, N.A., Lima	Caja de Valores y Liquidaciones ICLVS.A. (CAVALI)

Philippines	Hongkong & Shanghai Banking Corp. Ltd., Manila	The Philippines Central Depository
Bureau of Treasury (BTR)
Inc. (PCD)

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities (NDS)
	ING Bank Slaski S.A.	National Bank of Poland (NBP)

Portugal	Banco Comercial Portugues, S.A.,	Interbolsa
Lisbon

Qatar	HSBC Bank Middle East	Central Registry, a department of the Data Securities Market

Romania	ING Bank N.V., Bucharest	The Central Depository (SNCDD)
Bucharest Stock Exchange (BSE)
National Bank of Romania

Russia	Vneshtorgbank Bank for	Depository Clearing Company (DCC)
	Foriegn Trade	National Depository Center (NDC)
ING Bank (Eurasia) ZAO

Senegal	SocieteGenerale de Banques en Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)

Singapore	United Overseas Bank, Singapore	Central Depository Pte Ltd. (CDP)
Monetary Authority of Singapore
The Development Bank of Singapore Ltd., Singapore

Slovak Republic	Ceskowslovenska Obchodna Banka, A.S., Bratislava	Stredisko Cennych Papierov (SCP);
National Bank of Slovakia (NBS)

Slovenia	Bank Austra Creditanstalt d.d. Ljubljana	Central Securities Clearing Corporation of Slovenia (KDD)

South Africa	Standard Corporate & Merchant Bank	Central Depository (Pty) Ltd. (CD)
	Bank of South Africa	STRATE

South Korea	Hongkong & Shangai Banking Corp.	None

Spain	Banco Bilbao Vizcaya,	Servicio de Compensación y
	Madrid	Liquidación de Valores (SCLV);
	Banco Santander Central Hispano	Bank of Spain (CADE)

Sri Lanka	Hongkong & Shangai Banking Corp. Colombo	Central Depository System, (CDS)

Swaziland	Standard Bank Swaziland Ltd., Mbabane	None

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen VPC AB

Switzerland	Credit Suisse First Boston	SegaIntersettle (SIS)

Taiwan	Hongkong & Shangai Banking Corp., Ltd.,	Taiwan Securities Central Depository
Central Bank of China (CBC)

Thailand	Hongkong & Shangai Banking Corp., Bangkok	Thailand Securities Depository Company Limited (TSDC)
Bangkok Bank Ltd., Bangkok

Togo	SocieteGenrale de Banques Cote	Depositaire Central/Banque de Reglement (DCBR)

Trinidad & Tobago	Republic Bank Limited	Trinidad & Tobago Central Securities Depository

Tunisia	Banque Internationale
	Arabe de Tunisie	Societe Tunisienne Interprofessionelle pour la Compensation et les Depots des Valeurs Mobilieres (STICODEVAM)
Central Bank of Tunisia
The Tunisian Treasury

Turkey	Garanti Bank Instanbul	Takasbank
Central Bank of Turkey (CBT)

U.A.E.	HSBC Bank Middle East	The Clearing, Depository and Settlement (CDS), a department of the Dubai Financial Market (DFM)
The Central Depository and Settlement (CDS), a department of the Abu Dhabi Securities Market (ADSM)
Ukraine	ING Bank	National Bank of Ukraine (NBU)
Interregional Securities Union (MFS)
National Depository of Ukraine (NDU)

United Kingdom	The Bank of New York, London	CREST
	Bank One, London	Central Moneymarkets Office (CMO)

United States	The Bank of New York	Depository Trust Company
Federal Reserve Bank

Uruguay	BankBoston, N.A., Uruguay	Banco Central de Uruguay (BCU)

Venezuela	Citibank, N.A.	The Caja Venezolana de Valores
(CVV)

Vietnam	Hongkong & Shangai Banking, Corp.	Securities Trading Center (STC)

Zambia	Barclays Bank of Zambia Ltd.	Lusaka Stock Exchange (LuSECSD)
Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None

Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, on Behalf of each of Their Respective Portfolios

By: /s/John Costello
Name: John Costello
Title: Assistant Treasurer

The Bank of New York

By: /s/Edward G. McGann
Name: Edward G. McGann
Title: Vice President